FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                          Date of Report July 10, 2003


                             MOA HOSPITALITY, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                     33-78866                    33-0166914
(State or other jurisdiction     (Commission File Number)    (IRS Employer
    of incorporation)                                        Identification No.)


701 Lee Street, Suite 1000, Des Plaines, IL                60016
 (Address of principal executive offices)                (Zip Code)


      Registrant's telephone number, including area code: (847) 803-1200


                                 Not Applicable
         (Former name or former address, if changed since last report.)

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Item 3. Bankruptcy or Receivership

        On July 10, 2003, Motels of America, L.L.C. (the "Debtor"), an indirect subsidiary of MOA Hospitality, Inc. (the "Company"), filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United states Bankruptcy Court for the Northern District of Illinois (the "Bankruptcy Court") (Case No. 03-29135). The ownership interests in the Debtor, an operating company that owns, leases and operates lodging facilities in the United States, comprise a majority of the assets of the Company. The debtor will continue to manage its properties and operate its business as a "debtor-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      MOA HOSPITALITY, INC.

Dated: July 29, 2003                  By: /s/ Kurt M Mueller
                                          Kurt M Mueller
                                          President and Chief Financial Officer